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                                                                    EXHIBIT 5.1


                     [DAY, BERRY & HOWARD LLP LETTERHEAD]


                                 July 12, 1999



Connecticut Water Service, Inc.
93 West Main Street
Clinton, Connecticut  06413

         Re:      Registration Statement on Form S-4
                  Registration No. 333-80947

Dear Ladies and Gentlemen:

         We have acted as counsel to Connecticut Water Service, Inc. ("CWS"), a Connecticut corporation with its principal office in Clinton, Connecticut, in connection with the proposed merger (the "Merger") whereby Crystal Water Utilities Corporation ("Crystal") will merge with and into CWS New Company ("NewCo"), a wholly-owned subsidiary of CWS, pursuant to a merger agreement, dated as of March 10, 1999, by and among CWS and Crystal (the "Merger Agreement").

         In rendering our opinion, we have reviewed: (i) the Certificate of Incorporation of CWS, as amended and restated to date, (ii) the Bylaws of CWS, as amended and restated to date, (iii) the Merger Agreement, (iv) resolutions of the Board of Directors of CWS, (v) the Registration Statement on Form S-4 of CWS (the "Registration Statement") relating to up to 310,346 shares of common stock of CWS, no par value (the "CWS Common Stock"), to be issued in connection with the Merger and (vi) such other documents and instruments, and have made such examination of law, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of CWS. The opinions set forth herein are based on the corporation laws of the State of Connecticut, and no opinion is expressed as to the laws of any other jurisdiction.




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[DAY, BERRY & HOWARD LLP LETTERHEAD]


Connecticut Water Service, Inc.
July 12, 1999
Page 2

         Based upon and subject to the foregoing, we are of the opinion that upon consummation of the Merger as contemplated in the Merger Agreement, the shares of CWS Common Stock that will be issued to the shareholders of Crystal will be duly and validly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement-Prospectus contained therein. In giving this consent we do not thereby admit that we are in the category of persons whose consent is requested under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,



                                                 /s/ DAY, BERRY & HOWARD LLP


                                                 DAY, BERRY & HOWARD LLP

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                      [DAY, BERRY & HOWARD LLP LETTERHEAD]



                                  July 9, 1999



Connecticut Water Service, Inc.
93 West Main Street
Clinton, Connecticut 06413

         Re: Merger Agreement dated as of March 10, 1999 by and among Connecticut Water Service, Inc. ("CWS") and Crystal Water Utilities Corporation ("Crystal") (the "Merger Agreement")

Ladies and Gentlemen:

         You have requested our opinion relating to certain federal income tax consequences arising out of the transactions described in the Merger Agreement. Capitalized terms used but not defined in this letter have the meaning given them in the Merger Agreement.

         Our conclusions are based upon the facts set forth in the Registration Statement of CWS on Form S-4 and accompanying exhibits dated July 12, 1999 (as amended, the "Registration Statement"). We have made no independent investigation with regard to the facts set forth in the Registration Statement. In rendering our opinion we have assumed, with your consent, that the preceding facts are true, complete and accurate as of the date hereof and will be true, complete and accurate as of the Closing Date.

         In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and in certain circumstances with retroactive effect.

         In connection with our opinion addressing the transactions contemplated by the Merger Agreement, we have assumed, with your consent, that all representations and facts set forth in the Merger Agreement and in the certificates of officers of Crystal and CWS to be delivered at the Closing Date are true, complete and accurate as of the date hereof and will be true, complete and accurate as of the Closing Date, and that the transactions described in the Merger Agreement will be carried out in accordance with its terms.

         Based upon and subject to the assumptions, representations and limitations described above, our examination of the Merger Agreement, the facts set forth in the Registration


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Connecticut Water Service, Inc.
July 9, 1999
Page 2


Statement and the relevant legal authorities, it is our opinion that the statements made under the caption "SUMMARY - Material Federal Income Tax Consequences" and "CERTAIN INCOME TAX CONSEQUENCES" in the Registration Statement to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

         If any fact, representation or assumption described above or contained in the Merger Agreement or Registration Statement is not true, correct and complete, or in the event of a change in law after the date hereof adversely affecting the conclusions reached in this letter, our opinion shall be void and of no force or effect. You should be aware that although this letter represents our opinion concerning the matters specifically discussed, it is not binding on the courts or on any administrative agency, including the Service, and a court or agency may act or hold to the contrary. We undertake no obligation to update this letter or our opinion at any time after the Closing Date. Our opinion is provided to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents and matters described above. We express no opinion as to the truth, accuracy or completeness of any facts set forth in the Registration Statement or any representation relied upon in rendering our opinion and no opinion may be implied or inferred beyond that which is expressly stated in this letter.

         Our opinion may not be relied upon by any person or entity other than you, and no person may be subrogated to any rights you have in connection with our opinion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the above mentioned opinion under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. Without our prior written consent, this opinion may not be furnished to any other person or entity and may not be quoted in whole or in part or otherwise referred to in (or be the basis for) any report or document furnished to any person or entity, except in connection with inspection of the addressee's files by internal company or governmental examiners or auditors.



                                                Very truly yours,


                                                /s/ DAY, BERRY & HOWARD LLP


                                                DAY, BERRY & HOWARD LLP